Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Tarsus Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(r)	3,230,336(2)	$44.50	$143,749,952.00	0.00015310	$22,008.12
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$143,749,952.00		$22,008.12
	Total Fees Previously Paid							—
	Total Fee Offsets							$—
	Net Fee Due							$22,008.12

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form
S-3
(Registration
No. 333-277523),
which was filed on February 29, 2024.

(2)	Includes 421,348 of common stock that the underwriters have an option to purchase.